SENSATA TECHNOLOGIES REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS

Swindon, United Kingdom – July 29, 2024 - Sensata Technologies (NYSE: ST), a global industrial technology company and leading provider of sensors, sensor-rich solutions and electrical protection devices used in mission-critical systems that create valuable business insights for customers, today announced financial results for its second quarter ended June 30, 2024.
“We are pleased to report a solid second quarter with performance in line with expectations," said Martha Sullivan, Interim President and CEO of Sensata. "Adjusted operating margins increased sequentially by thirty basis points in the second quarter, consistent with our expectations of twenty to thirty basis points of adjusted operating margin expansion per quarter in 2024. We remain committed to deliver top quartile adjusted operating margins amongst our peers.”
Operating Results - Second Quarter
Operating results for the second quarter of 2024 compared to the second quarter of 2023 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $1,035.5 million, a decrease of $26.6 million, or 2.5%, compared to $1,062.1 million in the second quarter of 2023. Excluding one-time pass-through revenue of $25.9 million in the second quarter of 2023, revenue was effectively unchanged year over year.
•On a constant currency basis, revenue decreased 1.2% or $12.7 million as compared to the second quarter of 2023.
Operating income:
•Operating income was $129.9 million, or 12.5% of revenue, an increase of $11.9 million, or 10.1%, compared to operating income of $118.0 million, or 11.1% of revenue, in the second quarter of 2023.
•Adjusted operating income was $196.7 million, or 19.0% of revenue ($201.7 million or 19.2% of revenue on a constant currency basis), a decrease of $9.1 million, or 4.4%, compared to adjusted operating income of $205.7 million, or 19.4% of revenue, in the second quarter of 2023.
Earnings per share:
•Earnings per share was $0.47, an increase of $0.15, or 46.9%, compared to earnings per share of $0.32 in the second quarter of 2023.
•Adjusted earnings per share was $0.93, a decrease of $0.04, or 4.1% ($0.92 or a decrease of 5.2% on a constant currency basis), compared to adjusted earnings per share of $0.97 in the second quarter of 2023.

Sensata generated $143.5 million of operating cash flow in the second quarter of 2024, compared to $115.8 million in the second quarter of 2023. Sensata's free cash flow totaled $98.4 million in the second quarter of 2024, compared to $68.2 million in the second quarter of 2023.
In June 2024, Sensata completed a $500 million senior notes issuance. In July 2024, the proceeds from the issuance and cash on hand were used to repay approximately $700 million in bonds scheduled to mature in October 2025.
During the second quarter of 2024, Sensata returned approximately $18.1 million to shareholders through its quarterly dividend of $0.12 per share paid on May 22, 2024.
Operating Results - Six Months
Operating results for the six months ended June 30, 2024 compared to the six months ended June 30, 2023 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $2,042.2 million, a decrease of $18.0 million, or 0.9%, compared to $2,060.3 million in the six months ended June 30, 2023.
•Revenue increased 0.5% on a constant currency basis, which excludes a decrease of 1.4% from foreign currency exchange rates versus the prior year.
Operating income:
•Operating income was $274.7 million, or 13.5% of revenue, an increase of $7.9 million, or 3.0%, compared to operating income of $266.9 million, or 13.0% of revenue, in the six months ended June 30, 2023.
•Adjusted operating income was $385.2 million, or 18.9% of revenue ($399.3 million or 19.3% of revenue on a constant currency basis), a decrease of $13.4 million, or 3.4%, compared to adjusted operating income of $398.6 million, or 19.3% of revenue, in the six months ended June 30, 2023.
Earnings per share:
•Earnings per share was $0.98, an increase of $0.10, or 11.4%, compared to earnings per share of $0.88 in the six months ended June 30, 2023.
•Adjusted earnings per share was $1.82, a decrease of $0.07, or 3.7% ($1.85 or a decrease of 2.1% on a constant currency basis), compared to adjusted earnings per share of $1.89 in the six months ended June 30, 2023.

Sensata generated $249.9 million of operating cash flow in the six months ended June 30, 2024, compared to $212.6 million in the six months ended June 30, 2023. Sensata's free cash flow totaled $162.8 million in the six months ended June 30, 2024 compared to $128.2 million in the six months ended June 30, 2023.
During the first six months of 2024, Sensata returned approximately $36.1 million to shareholders through its quarterly dividend, and repurchased shares valued at approximately $10.1 million.

Guidance
For the third quarter of 2024, Sensata expects revenue of $970 to $1,000 million and adjusted EPS of $0.82 to $0.88.
Martha Sullivan added: "In the second quarter, we launched an initiative to identify underperforming products with low growth and substandard margin profiles. This review resulted in identification of several products totaling approximately $200 million in annual revenue. Actions are underway to exit these products. The guidance range for the third quarter reflects the reduction of approximately $30 million in revenue related to underperforming products.”

Q3-2024 Guidance
$ in millions, except EPS	Q3-24 Guidance	Q3-23	Y/Y Change
Revenue	$970 - $1,000	$1,001.3	(3%) - 0%
organic growth			(3%) - 0%
Adjusted Operating Income	$184 - $194	$191.6	(4%) - 1%
Adjusted Net Income	$124 - $134	$138.3	(10%) - (3%)
Adjusted EPS	$0.82 - $0.88	$0.91	(10%) - (3%)
Conference Call and Webcast
Sensata will conduct a conference call today at 4:30 p.m. Eastern Time to discuss its second quarter 2024 financial results and its outlook for the third quarter of 2024. The dial-in numbers for the call are 1-844-784-1726 or 1-412-380-7411. Callers should reference the "Sensata Q2 2024 Financial Results Conference Call." A live webcast of the conference call will also be available on the investor relations page of Sensata’s website at http://investors.sensata.com. Additionally, a replay of the call will be available until August 5, 2024. To access the replay, dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 2870913.
About Sensata Technologies

Sensata Technologies is a global industrial technology company striving to create a safer, cleaner, more efficient and electrified world. Through its broad portfolio of mission-critical sensors, electrical protection components and sensor-rich solutions, Sensata helps its customers address increasingly complex engineering and operating performance requirements. With more than 19,000 employees and global operations in 15 countries, Sensata serves customers in the automotive, heavy vehicle & off-road, industrial, and aerospace markets. Learn more at www.sensata.com and follow Sensata on LinkedIn, Facebook, X and Instagram.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, market outgrowth, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), net debt, and net leverage ratio. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods. Such changes are also considered non-GAAP measures.
Adjusted net income (or loss) is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income (or loss) by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income (or loss) is defined as operating income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income (or loss) by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by/(used in) operating activities less additions to property, plant and equipment and capitalized software. We believe that this measure is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to fund acquisitions, repurchase ordinary shares, or for the accelerated repayment of debt obligations.
Organic revenue growth (or decline) is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of material acquisitions and divestitures for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted EBITDA is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, net, provision for (or benefit from) income taxes, depreciation expense, amortization of intangible assets, and the following non-GAAP adjustments, if applicable: (1) restructuring related and other, (2) financing and other transaction costs, and (3) deferred gain or loss on derivative instruments. We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Gross leverage ratio is defined as gross debt divided by last twelve months (LTM) adjusted EBITDA. We believe that gross leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
Net debt is defined as total debt, finance lease, and other financing obligations less cash and cash equivalents. We believe net debt is a useful measure to management and investors in understanding trends in our overall financial condition.

Net leverage ratio is defined as net debt divided by last twelve months (LTM) adjusted EBITDA. We believe the net leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
In discussing trends in our performance, we may refer to certain non-GAAP financial measures or the percentage change of certain non-GAAP financial measures in one period versus another, calculated on a constant currency basis. Constant currency is determined by stating revenues and expenses at prior period foreign currency exchange rates and excludes the impact of foreign currency exchange rates on all hedges and, as applicable, net monetary assets. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Safe Harbor Statement
This earnings release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expect," "anticipate," "believe," "estimate," "predict," "project," "forecast," "continue," "intend," "plan," "potential," "opportunity," "guidance," and similar terms or phrases. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, megatrends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and Sensata’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.
A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to public health crises, instability and changes in the global markets, supplier interruption or non-performance, the acquisition or disposition of businesses, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs, and changes in existing environmental or safety laws, regulations, and programs.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks, and potential events including, but not limited to, those described in Item 1A: Risk Factors in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A: Risk Factors in our quarterly reports on Form 10-Q or other subsequent filings with the United States Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Net revenue	$1,035,535	$1,062,112	$2,042,244	$2,060,287
Operating costs and expenses:
Cost of revenue	724,414	732,108	1,413,674	1,402,579
Research and development	45,325	44,857	90,639	90,796
Selling, general and administrative	93,273	91,312	181,319	177,462
Amortization of intangible assets	39,085	54,563	77,600	95,337
Restructuring and other charges, net	3,491	21,259	4,273	27,258
Total operating costs and expenses	905,588	944,099	1,767,505	1,793,432
Operating income	129,947	118,013	274,739	266,855
Interest expense	(40,863)	(45,759)	(79,258)	(94,550)
Interest income	5,802	7,654	9,540	16,354
Other, net	4,097	(10,924)	(7,447)	(9,532)
Income before taxes	98,983	68,984	197,574	179,127
Provision for income taxes	27,280	19,873	49,850	43,599
Net income	$71,703	$49,111	$147,724	$135,528

Net income per share:
Basic	$0.48	$0.32	$0.98	$0.89
Diluted	$0.47	$0.32	$0.98	$0.88

Weighted-average ordinary shares outstanding:
Basic	150,845	152,700	150,663	152,609
Diluted	151,129	153,064	151,025	153,194

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,033,052	$508,104
Accounts receivable, net of allowances	809,411	744,129
Inventories	708,299	713,485
Prepaid expenses and other current assets	148,842	136,686
Total current assets	2,699,604	2,102,404
Property, plant and equipment, net	884,155	886,010
Goodwill	3,542,713	3,542,770
Other intangible assets, net	806,977	883,671
Deferred income tax assets	128,744	131,527
Other assets	127,249	134,605
Total assets	$8,189,442	$7,680,987

Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt and finance lease obligations	$702,701	$2,276
Accounts payable	475,573	482,301
Income taxes payable	22,861	32,139
Accrued expenses and other current liabilities	320,324	307,002
Total current liabilities	1,521,459	823,718
Deferred income tax liabilities	360,437	359,073
Pension and other post-retirement benefit obligations	36,217	38,178
Finance lease obligations, less current portion	21,964	22,949
Long-term debt, net	3,170,804	3,373,988
Other long-term liabilities	67,009	66,805
Total liabilities	5,177,890	4,684,711
Total shareholders' equity	3,011,552	2,996,276
Total liabilities and shareholders' equity	$8,189,442	$7,680,987

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$147,724	$135,528
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	67,016	63,560
Amortization of debt issuance costs	3,193	3,421
Gain on sale of business	—	(5,877)
Share-based compensation	11,944	17,607
Loss on debt financing	—	857
Amortization of intangible assets	77,600	95,337
Deferred income taxes	6,056	13,449
Loss on equity investments, net	14,306	302
Unrealized (gain)/loss on derivative instruments and other	(9,862)	14,674
Changes in operating assets and liabilities, net of effects of acquisitions	(68,034)	(117,836)
Acquisition-related compensation payments	—	(8,380)
Net cash provided by operating activities	249,943	212,642

Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(87,188)	(84,444)
Investment in debt and equity securities	1,994	(390)
Proceeds from the sale of business, net of cash sold	—	19,000
Net cash used in investing activities	(85,194)	(65,834)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	4,605	5,346
Payment of employee restricted stock tax withholdings	(6,980)	(11,470)
Proceeds from borrowings on debt	500,000	—
Payments on debt	(566)	(448,390)
Dividends paid	(36,148)	(35,113)
Payments to repurchase ordinary shares	(10,052)	(25,076)
Purchase of noncontrolling interest in joint venture	(79,393)	—
Payments of debt financing costs	(6,376)	(311)
Net cash provided by/(used in) financing activities	365,090	(515,014)
Effect of exchange rate changes on cash and cash equivalents	(4,891)	—
Net change in cash and cash equivalents	524,948	(368,206)
Cash and cash equivalents, beginning of year	508,104	1,225,518
Cash and cash equivalents, end of period	$1,033,052	$857,312

Segment Performance

	For the three months ended June 30,		For the six months ended June 30,
$ in 000s	2024	2023	2024	2023
Performance Sensing (1)
Revenue	$723,921	$693,563	$1,437,239	$1,361,325
Operating income	$177,033	$180,407	$362,165	$349,473
% of Performance Sensing revenue	24.5%	26.0%	25.2%	25.7%

Sensing Solutions
Revenue	$268,071	$331,060	$525,910	$614,510
Operating income	$79,839	$94,154	$152,318	$178,174
% of Sensing Solutions revenue	29.8%	28.4%	29.0%	29.0%

Other (1)
Revenue	$43,543	$37,489	$79,095	$84,452
Operating income	$9,204	$738	$15,985	$5,708
% of Other revenue	21.1%	2.0%	20.2%	6.8%
(1)    In the first quarter of 2024, we moved Insights from Performance Sensing, creating another operating segment, which is reported in "Other". We recast Performance Sensing to exclude Insights. Prior period amounts in the above table have been recast to reflect this realignment.

Revenue by Business, Geography, and End Market (Unaudited)

(percent of total revenue)	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Performance Sensing (1)	69.9%	65.3%	70.4%	66.1%
Sensing Solutions	25.9%	31.2%	25.8%	29.8%
Other (1)	4.2%	3.5%	3.9%	4.1%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Americas	44.3%	46.2%	43.5%	45.7%
Europe	26.8%	26.7%	27.5%	26.9%
Asia/Rest of World	28.9%	27.1%	29.0%	27.4%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Automotive	55.6%	50.8%	55.8%	51.7%
Heavy vehicle and off-road (1)	18.2%	17.9%	18.5%	17.7%
Industrial	12.2%	17.4%	12.3%	16.2%
Appliance and HVAC	5.3%	4.8%	5.0%	4.8%
Aerospace	4.4%	4.4%	4.5%	4.4%
All other (1)	4.3%	4.7%	3.9%	5.2%
Total	100.0%	100.0%	100.0%	100.0%
(1)    Effective January 1, 2024 we moved Insights from the Heavy vehicle off-road operating segment within Performance Sensing, creating another operating segment, which is reported in "Other". Additionally, we moved the Insights business to the "other" end market. Prior period information in the tables above has been recast to reflect this realignment.

GAAP to Non-GAAP Reconciliations
The following unaudited tables provide a reconciliation of the difference between each of the non-GAAP financial measures referenced herein and the most directly comparable U.S. GAAP financial measure. Amounts presented in these tables may not appear to recalculate due to the effect of rounding.
Operating income and margin, income tax, net income, and earnings per share

($ in thousands, except per share amounts)	For the three months ended June 30, 2024
	Operating Income	Operating Margin	Income Taxes	Net Income	Diluted EPS
Reported (GAAP)	$129,947	12.5%	$27,280	$71,703	$0.47
Non-GAAP adjustments:
Restructuring related and other	26,804	2.6%	(809)	25,995	0.17
Financing and other transaction costs	2,462	0.2%	(971)	2,510	0.02
Step-up depreciation and amortization	37,561	3.6%	—	37,561	0.25
Deferred gain on derivative instruments	(102)	(0.0%)	1,406	(3,673)	(0.02)
Amortization of debt issuance costs	—	—%	—	1,631	0.01
Deferred taxes and other tax related	—	—%	4,160	4,160	0.03
Total adjustments	66,725	6.4%	3,786	68,184	0.45
Adjusted (non-GAAP)	$196,672	19.0%	$23,494	$139,887	$0.93

($ in thousands, except per share amounts)	For the three months ended June 30, 2023
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$118,013	11.1%	$19,873	$49,111	$0.32
Non-GAAP adjustments:
Restructuring related and other (1)	31,078	2.9%	(632)	30,446	0.20
Financing and other transaction costs	4,265	0.4%	(98)	3,923	0.03
Step-up depreciation and amortization (2)	53,326	5.0%	—	53,326	0.35
Deferred (gain)/loss on derivative instruments	(947)	(0.1%)	(1,090)	4,232	0.03
Amortization of debt issuance costs	—	—%	—	1,685	0.01
Deferred taxes and other tax related	—	—%	6,433	6,433	0.04
Total adjustments	87,722	8.3%	4,613	100,045	0.65
Adjusted (non-GAAP)	$205,735	19.4%	$15,260	$149,156	$0.97
(1)    Includes $26.6 million of charges related to the exit of the Spear Marine Business in the second quarter of 2023. Refer to our Quarterly Report on Form 10-Q for additional information
(2)    Includes $13.5 million of accelerated amortization related to the exit of the Spear Marine Business in the second quarter of 2023.

($ in thousands, except per share amounts)	For the six months ended June 30, 2024
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$274,739	13.5%	$49,850	$147,724	$0.98
Non-GAAP adjustments:
Restructuring related and other	29,198	1.4%	(1,384)	27,814	0.18
Financing and other transaction costs (1)	6,813	0.3%	(861)	20,258	0.13
Step-up depreciation and amortization	74,939	3.7%	—	74,939	0.50
Deferred (gain)/loss on derivative instruments	(477)	0.0%	1,688	(4,865)	(0.03)
Amortization of debt issuance costs	—	—%	—	3,193	0.02
Deferred taxes and other tax related	—	—%	5,446	5,446	0.04
Total adjustments	110,473	5.4%	4,889	126,785	0.84
Adjusted (non-GAAP)	$385,212	18.9%	$44,961	$274,509	$1.82
(1)    Includes a $14.8 million mark-to-market loss on an equity investment held under the measurement alternative due to an observable marketplace transaction in the first quarter of 2024. This loss is presented in other, net on the condensed consolidated statement of operations

($ in thousands, except per share amounts)	For the six months ended June 30, 2023
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$266,855	13.0%	$43,599	$135,528	$0.88
Non-GAAP adjustments:
Restructuring related and other (1)	34,019	1.7%	(1,304)	32,715	0.21
Financing and other transaction costs	8,513	0.4%	2,776	11,530	0.08
Step-up depreciation and amortization (2)	92,456	4.5%	—	92,456	0.60
Deferred (gain)/loss on derivative instruments	(3,197)	(0.2%)	(237)	936	0.01
Amortization of debt issuance costs	—	—%	—	3,419	0.02
Deferred taxes and other tax related	—	—%	13,224	13,224	0.09
Total adjustments	131,791	6.4%	14,459	154,280	1.01
Adjusted (non-GAAP)	$398,646	19.3%	$29,140	$289,808	$1.89
(1)    Includes $26.6 million of charges related to the exit of the Spear Marine Business in the second quarter of 2023. Refer to our Quarterly Report on Form 10-Q for additional information
(2)    Includes $13.5 million of accelerated amortization related to the exit of the Spear Marine Business in the second quarter of 2023.

Non-GAAP adjustments by location in statements of operations

(in thousands)	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Cost of revenue (1)	$14,820	$11,142	$15,974	$8,364
Selling, general and administrative	11,106	2,250	15,791	4,022
Amortization of intangible assets (2)	37,308	53,071	74,435	92,147
Restructuring and other charges, net (3)	3,491	21,259	4,273	27,258
Operating income adjustments	66,725	87,722	110,473	131,791
Interest expense, net	1,631	1,685	3,193	3,419
Other, net (4)	(3,958)	6,025	8,230	4,611
Provision for income taxes	3,786	4,613	4,889	14,459
Net income adjustments	$68,184	$100,045	$126,785	$154,280
(1)    The three and six months ended June 30, 2023 include a charge of $10.5 million to write down inventory related to the exit of the Spear Marine Business in the second quarter of 2023.
(2)    The three and six months ended June 30, 2023 include accelerated amortization of $13.5 million related to intangible assets assigned to the Spear Marine Business.
(3)    The three and six months ended June 30, 2023 include certain charges related to the exit of the Spear Marine Business and recorded in restructuring and other charges, net, including $1.2 million of severance costs, $1.7 million related to the write-down of property, plant, and equipment, and $11.4 million of other charges, including contract termination costs. The three and six months ended June 30, 2023 include $3.3 million and $10.6 million, respectively, of expense related to compensation arrangements entered into concurrent with the closing of certain acquisitions.
(4)    The six months ended June 30, 2024 includes a $14.8 million mark-to-market loss on an equity investment held under the measurement alternative due to an observable marketplace transactions.
Free cash flow

	For the three months ended June 30,			For the six months ended June 30,
($ in thousands)	2024	2023	% △	2024	2023	% △
Net cash provided by operating activities	$143,456	$115,754	23.9%	$249,943	$212,642	17.5%
Additions to property, plant and equipment and capitalized software	(45,058)	(47,562)	5.3%	(87,188)	(84,444)	(3.2%)
Free cash flow	$98,398	$68,192	44.3%	$162,755	$128,198	27.0%

Adjusted corporate and other expenses

	For the three months ended June 30,		For the six months ended June 30,
(in thousands)	2024	2023	2024	2023
Corporate and other expenses (GAAP)	$(93,553)	$(81,464)	$(173,856)	$(143,905)
Restructuring related and other	24,268	13,110	26,835	11,681
Financing and other transaction costs	1,507	974	4,903	3,593
Step-up depreciation and amortization	253	255	504	309
Deferred gain on derivative instruments	(102)	(947)	(477)	(3,197)
Total adjustments	25,926	13,392	31,765	12,386
Adjusted corporate and other expenses (non-GAAP)	$(67,627)	$(68,072)	$(142,091)	$(131,519)
Adjusted EBITDA

		For the three months ended June 30,		For the six months ended June 30,
(in thousands)	LTM	2024	2023	2024	2023
Net income	$8,287	$71,703	$49,111	$147,724	$135,528
Interest expense, net	142,382	35,061	38,105	69,718	78,196
Provision for income taxes	28,002	27,280	19,873	49,850	43,599
Depreciation expense	136,561	33,493	32,612	67,016	63,560
Amortization of intangible assets	156,123	39,085	54,563	77,600	95,337
EBITDA	471,355	206,622	194,264	411,908	416,220
Non-GAAP Adjustments
Restructuring related and other	406,673	26,804	31,078	29,198	34,019
Financing and other transaction costs	33,857	3,481	4,021	21,119	8,754
Deferred (gain)/loss on derivative instruments	(9,732)	(5,079)	5,322	(6,553)	1,173
Adjusted EBITDA	$902,153	$231,828	$234,685	$455,672	$460,166

Net debt and leverage

	As of
($ in thousands)	June 30, 2024	December 31, 2023
Current portion of long-term debt and finance lease obligations	$702,701	$2,276
Finance lease obligations, less current portion	21,964	22,949
Long-term debt, net	3,170,804	3,373,988
Total debt and finance lease obligations	3,895,469	3,399,213
Less: discount, net of premium	(891)	(1,568)
Less: deferred financing costs	(28,305)	(24,444)
Total gross indebtedness	3,924,665	3,425,225

Adjusted EBITDA (LTM)	$902,153	$906,647
Gross leverage ratio	4.4	3.8

Total gross indebtedness	3,924,665	3,425,225
Less: cash and cash equivalents	1,033,052	508,104
Net debt	$2,891,613	$2,917,121

Adjusted EBITDA (LTM)	$902,153	$906,647
Net leverage ratio	3.2	3.2

Guidance

	For the three months ending September 30, 2024
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$115.0	$118.3	$49.7	$52.4	$0.33	$0.34
Restructuring related and other	29.0	34.2	29.0	34.2	0.19	0.23
Financing and other transaction costs	3.0	4.0	3.0	4.0	0.02	0.03
Step-up depreciation and amortization	37.0	37.5	37.0	37.5	0.24	0.25
Deferred (gain)/loss on derivative instruments(1)	—	—	—	—	—	—
Amortization of debt issuance costs	—	—	1.3	1.4	0.01	0.01
Deferred taxes and other tax related	—	—	4.0	4.5	0.03	0.03
Non-GAAP	$184.0	$194.0	$124.0	$134.0	$0.82	$0.88
Weighted-average diluted shares outstanding (in millions)					151.5	151.5
(1)    We are unable to predict movements in commodity prices and, therefore, the impact of mark-to-market adjustments on our commodity forward contracts to our projected operating results. In prior periods such adjustments have been significant to our reported GAAP earnings.

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